Exhibit 99.1

k

FIRST QUARTER 2026 EARNINGS RESULTS

Sixth Street Specialty Lending, Inc. Reports First Quarter Results; Declares a Second Quarter Base Dividend Per Share of $0.42

NEW YORK — May 5, 2026 — Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $0.42 per share and net loss of $0.27 per share for the first quarter ended March 31, 2026. These results correspond to an annualized return on equity (ROE) on net investment income and net income of 9.9% and -6.5%, respectively. Reported and adjusted metrics converged this quarter, as there was no impact related to capital gains incentive fees.

Reported net asset value (NAV) per share was $16.24 at March 31, 2026 as compared to NAV per share of $16.98 or an adjusted NAV per share of $16.97 at December 31, 2025 (which accounts for the impact of the $0.01 per share fourth quarter 2025 supplemental dividend). The main driver of this quarter’s NAV per share decline was $0.58 per share attributable to movement in fair value from market inputs. This included $0.40 per share from unrealized losses in the debt portfolio tied to credit spread widening seen in the broader market and $0.18 per share from lower market valuations in the Company’s limited equity portfolio.

The Company announced that its Board of Directors has declared a second quarter 2026 base dividend of $0.42 per share to shareholders of record as of June 15, 2026, payable on June 30, 2026. The decision to revise the base dividend level was informed by what the Company believes is a responsible and sustainable dividend policy. The supplemental dividend policy remains in place to distribute over-earning to shareholders based on the existing framework.

On May 1, 2026, the Company completed an amendment to its Revolving Credit Facility, which extended the stated maturity date to May 1, 2031 for $1.525 billion of commitments. The pricing and other material terms of the facility remain unchanged.

Net Investment Income Per Share
Q1 2026:	$0.42

Net Loss Per Share
Q1 2026:	$0.27

Return on Equity
Q1 2026 (NII):	9.9%
Q1 2026 (NI):	(6.5)%

NAV
Q1 2026 ($MM):	$1,542.7
Q1 2026 (per share):	$16.24

Dividends Declared (per share)
Q1 2026 (Base):	$0.46
LTM Q1 2026 (Base):	$1.84
LTM Q1 2026 (Supplemental):	$0.15
LTM Q1 2026 (Total):	$1.99

Portfolio and Investment Activity

For the quarter ended March 31, 2026, new investment commitments totaled $338.1 million. This compares to $242.4 million for the quarter ended December 31, 2025.

For the quarter ended March 31, 2026, the principal amount of new investments funded was $134.8 million across two new portfolio companies, four upsizes to existing portfolio companies and an initial investment in the previously announced joint venture, Structured Credit Partners. For this period, the Company had $113.0 million aggregate principal amount in exits and repayments. For the quarter ended December 31, 2025, the principal amount of new investments funded was

$196.7 million across five new portfolio companies and four upsizes to existing portfolio companies. For this period, the Company had $234.9 million aggregate principal amount in exits and repayments.

The Company had investments in 143[1] portfolio companies as of March 31, 2026 and December 31, 2025 with an aggregate fair value of $3,313.4 million and $3,347.3 million, respectively. As of March 31, 2026, the average investment size in each portfolio company was $30.1 million based on fair value.

As of March 31, 2026, the Company’s portfolio based on fair value consisted of 89.3% first-lien debt investments, 1.0% second-lien debt investments, 1.9% mezzanine debt investments, 4.6% equity investments, 2.8% structured credit investments and 0.4% joint venture investments. As of December 31, 2025, the Company’s portfolio based on fair value consisted of 89.2% first-lien debt investments, 0.9% second-lien debt investments, 1.8% mezzanine debt investments, 5.2% equity and other investments and 2.9% structured credit investments.

As of March 31, 2026, 96.3% of debt investments[2] based on fair value in the portfolio bore interest at floating rates with 100.0% of these subject to reference rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Unsecured Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of March 31, 2026 and December 31, 2025, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.1% and 11.1%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 11.2% and 11.3% for the quarter ended March 31, 2026 and December 31, 2025, respectively.

As of March 31, 2026 and December 31, 2025, 1.4% and 0.6% of the portfolio at fair value was on non-accrual status, respectively. There was one addition and one removal from non-accrual status during the quarter, resulting in no change to the total number of investments on non-accrual at three names.

Q1 2026 Origination Activity
Commitments:	$338.1MM
Fundings:	$134.8MM
Net Fundings:	$21.8MM

Average Investment Size
$30.1MM
(0.9% of the portfolio at fair value)

First Lien Debt Investments (% FV)
89.3%

Floating Rate Debt Investments[2]
(% FV)
96.3%

Weighted Average Yield of Debt and Incoming-Producing Securities
Yield at Fair Value:	11.1%
Yield at Amortized Cost:	11.2%

1.
Includes 36 structured credit investments with a total fair value as of March 31, 2026 and December 31, 2025 of $93.8 million and $97.9 million, respectively.
2.
Calculation includes income earning debt investments only.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED march 31, 2026

Total Investment Income
Total Investment Income

For the three months ended March 31, 2026 and 2025, investment income was $93.4 million and $116.3 million, respectively. The decrease in investment income was primarily the result of a decrease in reference rates for the three months ended March 31, 2026 compared to the same period in 2025.

$93.4MM

Net Expenses
Net Expenses

Net expenses totaled $52.4 million and $57.0 million for the three months ended March 31, 2026 and 2025, respectively. The decrease in net expenses was primarily due to a decrease in the average interest rate on our debt outstanding, which decreased from 6.4% for the three months ended March 31, 2025 to 5.5% for the three months ended March 31, 2026 due to a change in the mix of our debt financing sources and a change in SOFR rates.

$52.4MM

Debt and Capital Resources

As of March 31, 2026, the Company had $29.2 million in cash and cash equivalents (including $28.1 million of restricted cash), total principal value of debt outstanding of $1,827.4 million, and $1,074.8 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 5.5% and 6.0% for the three-month periods ended March 31, 2026 and December 31, 2025, respectively. At March 31, 2026, the Company’s debt to equity ratio was 1.18x, compared to 1.10x at December 31, 2025. Average debt to equity was 1.14x for the three-month period ended March 31, 2026, compared to 1.17x for the three-month period ended December 31, 2025.

Total Principal Debt Outstanding
$1,827.4MM

Debt-to-Equity Ratio
	Q1 2026 Quarter End:	1.18x
	Q1 2026 Average[1]:	1.14x
1.
Daily average debt outstanding during the quarter divided by the average net assets during the quarter. Average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarize the Company’s liquidity at March 31, 2026 and changes to unfunded commitments since December 31, 2025.

$ Millions

Revolving Credit Facility[1]		Unfunded Commitment Activity
Revolver Capacity	$1,525	Unfunded Commitments (See Note 8 in 12/31/25 10-K)	$339
Drawn on Revolver	($577)	Extinguished Unfunded Commitments	($7)
Unrestricted Cash Balance	$1	New Unfunded Commitments	$220
Issued Letters of Credit	($23)	Net Drawdown of Unfunded Commitments	($39)
Total Liquidity (Pre-Unfunded Commitments)	$926	Total Unfunded Commitments	$512
Available Unfunded Commitments[2]	($249)	Unavailable Unfunded Commitments[2]	($263)
Total Liquidity (Burdened for Unfunded Commitments)	$701	Available Unfunded Commitments[2]	$249

1.
Adjusted for 17th amendment and extension to the revolving credit facility closed on May 1, 2026. As part of the transaction, $150 million of remaining non-extending commitments with a maturity of April 23, 2027 and a revolving period ending April 24, 2026 were terminated.
2.
Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date.

Note: May not sum due to rounding.

Funding Profile

At March 31, 2026, the Company’s funding mix was comprised of approximately 68% unsecured and 32% secured debt. As illustrated below, the Company’s nearest debt maturity is in August 2026 at $300 million, and the weighted average remaining life of investments funded with debt was ~2.5 years, compared to a weighted average remaining maturity on debt of ~3.9 years1,2.

1.
Adjusted for 17th amendment and extension to the revolving credit facility closed on May 1, 2026. As part of the transaction, $150 million of remaining non-extending commitments with a maturity of April 23, 2027 and a revolving period ending April 24, 2026 were terminated.
2.
Weighted by gross commitment amount.

Note: Numbers may not sum due to rounding.

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held at 8:30 a.m. Eastern Time on May 6, 2026. The conference call will be broadcast live in listen-only mode on the Investor Resources section of TSLX’s website at https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations. The Events & Presentations page of the Investor Resources section of TSLX’s website also includes a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Research analysts who wish to participate in the conference call must first register at https://register-conf.media-server.com/register/BI661ff50b864d41c7a257bed82c561eae. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

Replay Information:

A recorded version will be available under the same webcast link (https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations) following the conclusion of the conference call.

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	March 31, 2026	December 31, 2025	March 31, 2025
Investments at Fair Value	$3,313.4	$3,347.3	$3,412.0
Total Assets	$3,393.1	$3,421.7	$3,498.5
Net Asset Value Per Share	$16.24	$16.98	$17.04
Supplemental Dividend Per Share	$0.00	$0.01	$0.06
Adjusted Net Asset Value Per Share (1)	$16.24	$16.97	$16.98

Investment Income	$93.4	$108.2	$116.3
Net Investment Income	$39.8	$50.4	$58.0
Net Income (Loss)	$(26.0)	$30.0	$37.0
Accrued Capital Gains Incentive Fee Expense	$0.0	$(1.8)	$(3.7)
Adjusted Net Investment Income (2)	$39.8	$48.6	$54.3
Adjusted Net Income (Loss) (2)	$(26.0)	$28.2	$33.3

Net Investment Income Per Share	$0.42	$0.53	$0.62
Net Income (Loss) Per Share	$(0.27)	$0.32	$0.39
Accrued Capital Gains Incentive Fee Expense Per Share	$0.0	$(0.01)	$(0.04)
Adjusted Net Investment Income Per Share (2)	$0.42	$0.52	$0.58
Adjusted Net Income (Loss) Per Share (2)	$(0.27)	$0.30	$0.36

Annualized Return on Equity (Net Investment Income) (3)	9.9%	12.5%	14.4%
Annualized Return on Equity (Net Income (Loss)) (3)	(6.5)%	7.4%	9.2%
Annualized Return on Equity (Adjusted Net Investment Income) (2)(3)	9.9%	12.0%	13.5%
Annualized Return on Equity (Adjusted Net Income (Loss)) (2)(3)	(6.5)%	7.0%	8.3%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	11.1%	11.1%	12.1%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	11.2%	11.3%	12.3%
Percentage of Debt Investment Commitments at Floating Rates	96.3%	96.3%	97.0%

1.
Adjusted net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.
2.
Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.
3.
Return on equity is calculated using prior period’s ending net asset value per share.

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $3,228,777 and $3,244,762, respectively)	$3,240,271	$3,288,945
Non-controlled, affiliated investments (amortized cost of $14,665, and $0, respectively)	14,665	—
Controlled, affiliated investments (amortized cost of $80,890 and $78,520, respectively)	58,505	58,372
Total investments at fair value (amortized cost of $3,324,332 and $3,323,282, respectively)	3,313,441	3,347,317
Cash and cash equivalents (restricted cash of $28,072 and $16,727, respectively)	29,178	19,662
Interest receivable	34,547	34,132
Prepaid expenses and other assets	15,983	20,544
Total Assets	$3,393,149	$3,421,655
Liabilities
Debt (net of deferred financing costs of $22,693 and $24,411, respectively)	$1,803,391	$1,743,234
Management fees payable to affiliate	12,275	12,794
Incentive fees on net investment income payable to affiliate	8,451	10,336
Incentive fees on net capital gains accrued to affiliate	—	—
Other payables to affiliate	2,808	3,166
Other liabilities	23,551	44,404
Total Liabilities	1,850,476	1,813,934
Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 95,683,850 and 95,369,400 shares issued, respectively; and 95,019,600 and 94,705,150 shares outstanding, respectively	957	954
Additional paid-in capital	1,541,068	1,535,583
Treasury stock at cost; 664,250 and 664,250 shares held, respectively	(10,459)	(10,459)
Distributable earnings	11,107	81,643
Total Net Assets	1,542,673	1,607,721
Total Liabilities and Net Assets	$3,393,149	$3,421,655
Net Asset Value Per Share	$16.24	$16.98

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2026	March 31, 2025
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$81,807	$104,192
Paid-in-kind interest income	6,969	5,360
Dividend income	237	908
Other income	2,181	3,459
Total investment income from non-controlled, non-affiliated investments	91,194	113,919
Investment income from non-controlled, affiliated investments:
Dividend income	223	—
Total investment income from non-controlled, affiliated investments	223	—
Investment income from controlled, affiliated investments:
Interest from investments	1,971	2,429
Other income	9	1
Total investment income from controlled, affiliated investments	1,980	2,430
Total Investment Income	93,397	116,349
Expenses
Interest	28,258	32,971
Management fees	12,593	13,083
Incentive fees on net investment income	8,451	11,516
Incentive fees on net capital gains	—	(3,686)
Professional fees	1,743	1,961
Directors’ fees	254	248
Other general and administrative	1,369	1,337
Total expenses	52,668	57,430
Management and incentive fees waived (Note 3)	(317)	(409)
Net Expenses	52,351	57,021
Net Investment Income Before Income Taxes	41,046	59,328
Income taxes, including excise taxes	1,204	1,350
Net Investment Income	39,842	57,978
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(32,688)	(9,438)
Controlled, affiliated investments	(2,237)	(1,379)
Translation of other assets and liabilities in foreign currencies	8,401	(11,043)
Total net change in unrealized gains (losses)	(26,524)	(21,860)
Realized gains (losses):
Non-controlled, non-affiliated investments	(39,257)	1,115
Foreign currency transactions	(86)	(278)
Total net realized gains (losses)	(39,343)	837
Total Net Unrealized and Realized Gains (Losses)	(65,867)	(21,023)
Increase (Decrease) in Net Assets Resulting from Operations	$(26,025)	$36,955
Earnings per common share—basic and diluted	$(0.27)	$0.39
Weighted average shares of common stock outstanding—basic and diluted	94,709,407	93,669,671

The Company’s investment activity for the quarter ended March 31, 2026 and 2026 presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	March 31, 2026	March 31, 2025
New investment commitments:
Gross originations (1)	$1,879.3	$1,254.9
Less: Syndications/sell downs (1)	1,541.2	1,100.5
Total new investment commitments	$338.1	$154.4
Principal amount of investments funded:
First-lien	$120.1	$102.2
Second-lien	—	18.9
Mezzanine	—	13.0
Equity	—	2.7
Structured Credit	—	—
Joint Venture	14.7	—
Total	$134.8	$136.8
Principal amount of investments sold or repaid:
First-lien	$110.1	$267.1
Second-lien	—	—
Mezzanine	—	—
Equity	2.9	1.0
Structured Credit	—	1.5
Joint Venture	—	—
Total	$113.0	$269.6
Number of new investment commitments in new portfolio companies	3	6
Average new investment commitment amount in new portfolio companies (2)	$98.5	$21.4
Weighted average term for new investment commitments in new portfolio companies (in years) (2)	6.3	5.2
Percentage of new debt investment commitments at floating rates	100.0%	85.1%
Percentage of new debt investment commitments at fixed rates	0.0%	14.9%
Weighted average interest rate of new investment commitments	9.6%	11.3%
Weighted average spread over reference rate of new floating rate investment commitments	6.1%	7.0%
Weighted average interest rate on investments fully sold or paid down	10.4%	11.8%

1.
Includes affiliates of Sixth Street.
2.
For three months ended March 31, 2026, includes the joint venture investment commitment of $200.0 million which is excluded from the calculation of weighted average term for new investment commitments in new portfolio companies.

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with over $130 billion in assets under management and committed capital. For more information, visit the Company’s website at https://sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with over $130 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has more than 750 team members including over 300 investment professionals around the world. For more information, visit https://sixthstreet.com or follow Sixth Street on LinkedIn.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which relate to future events or the Company’s future performance or financial condition. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as otherwise required by federal securities laws, the Company assumes no obligation to update any such forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted net investment income and adjusted net income are each non-GAAP financial measures, which represent net investment income and net income, respectively, in each case less the impact of accrued capital gains incentive fee expenses. The Company believes that adjusted net investment income and adjusted net income provide useful information to investors regarding the fundamental earnings power of the business, and these figures are used by the Company to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Investors:

Cami Senatore, 469-621-2033
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com